UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 5, 2023

Date of Report (Date of earliest event reported)

Quetta Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41832	93-1358026
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 301 New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QETA	The Nasdaq Stock Market LLC
Rights	QETAR	The Nasdaq Stock Market LLC
Units	QETAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2023, the registration statement (File No. 333-274098) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Quetta Acquisition Corporation (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated October 5, 2023, by and between the Company and EF Hutton, division of Benchmark Investments, LLC;

●	A Rights Agreement, dated October 5, 2023, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Letter Agreement, dated October 5, 2023, by and among the Company’s officers, directors and shareholders;

●	An Investment Management Trust Agreement, dated October 5, 2023, by and between Continental Stock Transfer & Trust Company and the Company;

●	An Escrow Agreement, dated October 5, 2023, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company;

●	Indemnity Agreements, dated October 5, 2023, by and among the Company and the directors and officers of the Company;

●	A Subscription Agreement, dated October 5, 2023, by and between the Company and Yocto Investments LLC;

●	A Registration Rights Agreement, dated October 5, 2023, by and among the Company and the initial shareholders of the Company; and

●	An Administrative Service Agreement, dated October 5, 2023, by and between the Company and Yocto Investments LLC;.

On October 10, 2023, the Company consummated its initial public offering (the “IPO”) of 6,900,000 units (the “Units”), which includes full exercise of the underwriter’s over-allotment option. Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), and one-tenth (1/10) of one right (“Right”) to receive one share of common stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $69,000,000.

A total of $69,690,000 of the net proceeds from the sale of Units in the initial public offering (including the Over-Allotment Option Units) and the Private Placement (described below) on October 11, 2023, were placed in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of October 11, 2023 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO on October 11, 2023, the Company consummated the private placement (“Private Placement”) with Yocto Investments LLC of 253,045 units (the “Private Units”), generating total proceeds of $2,530,450.

The Private Units are identical to the Units sold as part of the public Units in this offering. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2023, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 5, 2023, by and between the Company and EF Hutton, division of Benchmark Investments, LLC.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Rights Agreement, dated October 5, 2023, by and between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreement, dated October 5, 2023, among the Company and the Company’s officers, directors and Initial Stockholders.

10.2	Investment Management Trust Agreement, dated October 5, 2023, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	Stock Escrow Agreement, dated October 5, 2023, among the Company, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.4	Registration Rights Agreements, dated October 5, 2023, by and between the Company and Initial Stockholders.

10.5	Indemnity Agreements, dated October 5, 2023, by and among the Company and the directors and officers of the Registrant

10.6	Subscription Agreement, dated October 5, 2023, by and between the Company and Yocto Investments LLC.

10.7	Administrative Service Agreement, dated October 5, 2023, by and between the Company and Yocto Investments LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2023

QUETTA ACQUISITION CORPORATION

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer

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